EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors of
FPIC Insurance Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83835) and on Form S-8 (333-72601, 333-72599,
333-09365, and 333-09375), of our report dated February 20, 2001, except as to the matter discussed in the second paragraph of Note 10, as to which the date is March 30, 2001 relating to the consolidated financial statements and financial statement schedules, as of and for the year ended December 31, 2000, which appears in this Form 10-K.






                                             PricewaterhouseCoopers LLP




Jacksonville, Florida
March 30, 2001

EXHIBIT 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
FPIC Insurance Group, Inc.

We consent to the use of our report dated March 8, 2000 relating to the consolidated balance sheet of FPIC Insurance Group, Inc. as of December 31, 1999 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1999 incorporated herein by reference in the registration statements on Forms S-3 of FPIC Insurance Group, Inc. (333-83835) and Form S-8 of FPIC Insurance Group, Inc.'s Director Stock Option Plan (333-72601), and Omnibus Incentive Plan (333-72599), and Florida Physicians Insurance Company's Employee Stock Purchase Plan (333-09365) and Defined Contribution Plan (333-09375).



                                                     KPMG LLP




Jacksonville, Florida
March 27, 2001